UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2025

THE CANNABIST COMPANY HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Billerica Road Chelmsford, Massachusetts	01824
(Address of principal executive offices)	(Zip Code)

(978) 910-1486

(Registrant’s telephone number, including area code)

680 Fifth Ave., 24th Floor

New York, New York

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2025, the Cannabist Company Holdings Inc. (the “Company”) entered into a support agreement (the “Support Agreement”) with certain holders (the “Supporting Noteholders”) representing approximately 61% of the aggregate principal amount of issued Senior Notes (as defined below) regarding the exchange of their Senior Notes for new notes having a later maturity date and additional covenants, all as described herein (the “Transaction”).

The Senior Notes consist of: (i) the six percent (6.0%) Senior Secured Convertible Notes due June 29, 2025 for an aggregate amount of US$59.5 million (the “2025 Notes”); (ii) the nine and one half percent (9.5%) Senior Secured First-Lien Notes due February 3, 2026 for an aggregate amount of US$185 million (the “2026 Notes”); and (iii) the nine percent (9.0%) Senior Secured Convertible Notes due March 19, 2027 for an aggregate amount of US$25.55 million (the “2027 Notes”, and together with the 2025 Notes and the 2026 Notes, the “Senior Notes”)

Under the terms of the Transaction, the holders of the 2025 Notes and the 2026 Notes will exchange their Senior Notes for an equal principal amount of 9.25% senior secured notes due December 31, 2028 (subject to two six-month extension options available to the Company upon payment of a 0.50% fee, payable in cash) (the “New Senior Notes”) and the holders of the 2027 Notes will be given the right to elect to receive either (i) an equal principal amount of New Senior Notes or (ii) an equal principal amount of newly issued 9.0% convertible notes, which will have the same conversion price as the existing 2027 Notes but will have the same extended maturity date as the New Senior Notes (the “New Convertible Notes”, and together with the New Senior Notes, the “New Notes”).

The Support Agreement contemplates, among other things, the following terms:

•

The holders of the Senior Notes will receive, pursuant to a plan of arrangement (the “Plan”), an equal principal amount of New Notes in an aggregate amount of approximately US$270 million, which will be guaranteed by the Company and each of its direct and indirect subsidiaries (other than certain existing unrestricted subsidiaries), and the New Notes shall be secured by all or substantially all of the assets and properties of the Company and each guaranteeing subsidiary, subject to certain exemptions. The New Notes will also contain new covenants including a net consolidated leverage ratio requirement, minimum liquidity requirement, consent fees for asset sales and incurrence covenants.

•

The Company will also issue 118,209,105 common shares (the “New Shares”), representing 24.99% of the issued and outstanding shares of the Company, on a pro rata basis to holders of Senior Notes who elect to receive New Senior Notes (the “Share Payment”). Holders of 2027 Notes who elect to receive New Convertible Notes will not be entitled to any portion of the Share Payment. 100% of the New Shares will be subject to a 6-month contractual lock-up from the closing of the Transaction, and 50% of the New Shares will be subject to a 12-month contractual lock-up from the closing of the Transaction.

•

Supporting Noteholders and any other holder of Senior Notes who executes a joinder to the Support Agreement prior to 5:00 p.m. (New York time) on March 10, 2025 (or such later date as may be agreed by the Company and certain Supporting Noteholders) (collectively, “Early Supporting Noteholders”) who receive New Senior Notes will also receive their pro rata share of a US$1.5 million early consent fee payable by the Company to such Early Supporting Noteholders on closing of the Transaction (the “Early Consent Consideration”). The Early Consent Consideration shall be payable by the Company in cash or through transfer of publicly traded securities of a third-party issuer owned by the Company, at the Company’s option. Holders of 2027 Notes, including Early Supporting Noteholders, who elect to receive New Convertible Notes will not be entitled to any portion of the Early Consent Consideration.

•

Early Supporting Noteholders who receive New Senior Notes will also receive their pro rata share of a US$1.5 million asset sale consent fee (the “Asset Sale Early Consent Fee”) payable by the Company to such Early Supporting Noteholders in two equal instalments on: (i) the date on which the Company has received aggregate asset sale proceeds for certain pending or contemplated asset sales disclosed to and approved by the Supporting Noteholders (“Approved Sales”) equal to or greater than US$15 million; and (ii) the date on which the Company has received aggregate sale proceeds for Approved Sales equal to or greater than US$20 million. Holders of 2027 Notes, including Early Supporting Noteholders, who elect to receive New Convertible Notes will not be entitled to any portion of the Asset Sale Early Consent Fee.

•

The New Convertible Notes will retain the same conversion price and features as the 2027 Notes, though the maturity date of the New Convertible Notes issued pursuant to the Plan will be extended to the same maturity as the New Senior Notes.

•

In order to reduce the dilutive effect of the New Shares on existing shareholders of the Company, the existing shareholders of the Company (excluding the recipients of the New Shares) will be granted new common share purchase warrants (the “Anti-Dilutive Warrants”) to acquire an aggregate of 118,246,947 million newly issued common shares, representing approximately 20% of the common shares on a pro forma, diluted basis (after taking into consideration the issuance of the New Shares). The Anti-Dilutive Warrants will be exercisable at CDN$0.14 per common share for a period of two years from the closing of the Transaction.

•

At closing of the Transaction, the Company will select two (2) qualified independent directors with no affiliation to competitors (the “Independent Directors”) from a slate of candidates provided by the Supporting Noteholders, to be added to the board of directors of the Company (the “Board”). Until the New Notes are refinanced or repaid in full, the Supporting Noteholders shall have the right to nominate two (2) Independent Directors for election to the Board, beginning as of the Company’s 2025 annual general meeting. Four (4) of the Company’s director positions will be eliminated as of the 2025 annual general meeting if closing has occurred by such meeting, resulting in a seven-person board (pro forma for the addition of two (2) new Independent Directors described above). The Chair of the Board shall be subject to approval by the independent directors of the Board.

The Transaction will be subject to approval by the Ontario Superior Court of Justice pursuant to the Plan under the Canada Business Corporations Act (the “CBCA”). The Transaction will also be subject to customary conditions, including approval by the requisite majority of holders of Senior Notes and the receipt of any necessary regulatory approvals, including state cannabis regulators, if applicable. Pursuant to the Plan, the Company expects to call a meeting of holders of Senior Notes to approve the Transaction and is targeting closing the Transaction in the first half of 2025, subject to the satisfaction of closing conditions, including court approval of the Plan and the receipt of any necessary state cannabis regulatory approvals. The Company intends to mail a proxy circular in the upcoming weeks to holders of Senior Notes.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Support Agreement, and such description is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Support Agreement is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Support Agreement is incorporated by reference into this Item 2.04 of this Current Report to the extent required.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Support Agreement is hereby incorporated into this Item 3.02 by reference. The issuance of New Shares, New Notes and Anti-Dilutive Warrants pursuant to the Support Agreement will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K may be forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are often, but not always, identified by the use of words such as “target”, “expect”, “anticipate”, “believe”, “foresee”, “could”, “would”, “estimate”, “goal”, “outlook”, “intend”, “plan”, “seek”, “will”, “may”, “tracking”, “pacing” and “should” and similar expressions or words suggesting future outcomes. This Current Report on Form 8-K includes forward-looking information and statements pertaining to, among other things, future payments to creditors, the holding of the meeting of the holders of Senior Notes, the implementation of the Transaction pursuant to a plan of arrangement under the CBCA, including the receipt of all necessary Senior Noteholder, exchange, court, and regulatory approvals (including any necessary state cannabis regulatory approvals, if applicable). Numerous risks and uncertainties could cause the actual events and results to differ materially from the estimates, beliefs and assumptions expressed or implied in the forward-looking statements, including, but not limited to the Company may not receive the necessary approvals to complete the Transaction. Forward-looking estimates and assumptions involve known and unknown risks and uncertainties that may cause actual results to differ materially. The Company also cautions readers that the forward-looking financial information contained in this Current Report are only provided to assist readers in understanding management’s current expectations relating to future periods and, as such, are not appropriate for any other purpose. In addition, securityholders should review the risk factors discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2023, as filed with Canadian and U.S. securities regulatory authorities and described from time to time in subsequent documents filed with applicable securities regulatory authorities, the other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on March 13, 2024 and the risks described in other filings that the Company may make with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Support Agreement dated February 27, 2025 between The Cannabist Company Holdings Inc., The Cannabist Company Holdings (Canada) Inc., each of their respective direct and indirect subsidiaries signatory thereto and the certain noteholders signatory thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) of the type that the Registrant customarily and actually treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: February 27, 2025

5